Exhibit 10.19.1

SUPPLEMENTARY AGREEMENT No. TC-113/0606
to Agreement No. TC-3/0100 dated January 21, 2004

This SUPPLEMENTARY AGREEMENT No. TC-133/0606 (the Supplementary Agreement) to Agreement No. TC-3/0100 dated January 21, 2004 (the Agreement) is made in Moscow, on June 28, 2006, by and between:

ZAO Set Televizionnykh Stantsiy (Russian name: ЗАО «Сеть телевизионных станций») (Primary State Registration Number (OGRN) 1027700151852) (hereinafter referred to as CTC), a closed stock company represented by its General Director A.E. Rodnyansky acting on the basis of CTC Articles of Association, on the one side; and

ZAO TSV (Russian name: ЗАО «ТСВ») (Primary State Registration Number (OGRN) 1027739243399) (hereinafter referred to as the Agency), a closed stock company represented by its General Director V.L. Vshivkin acting on the basis of the Agency’s Articles of Association, on the other side;

CTC and the Agency being hereinafter collectively referred to as the Parties.

WHEREAS, Russian Federal Law No. 38-FZ ‘‘On Advertising’’ dated March 13, 2006 comes into effect as of July 1, 2006, and whereas the said law introduces new terms and definitions and also provides for certain changes and amendments to the existing terms and definitions as well as to the scope of and the procedure for TV advertising;

NOW, THEREFORE, the Parties have agreed as follows:

1.	Effective as of July 1, 2006, the Parties have agreed as follows:

1.1	The Parties agree that Section 1 of the Agreement (Definitions) shall read as follows:

‘‘As used herein, the following terms and definitions shall have the following meanings:

Network Programming Block means a composite audio and visual product (a result of intellectual activities) developed by CTC to be used by TV broadcasters participating in the CTC network as an over-the-air broadcast (pursuant to Article 40 of the Russian Federal Law ‘‘On Copyright and Ancillary Rights’’ (the Copyright Law)) and as a cable broadcast (pursuant to Article 41 of the Copyright Law) and having a uniform content for all participants of the CTC network throughout the entire territory of the Russian Federation.

Regional Broadcasting Slot means a period of time in the Network Programming Block during which an CTC network participating broadcaster may at its own discretion replace audio and visual products of the Network Programming Block with any other shows.

CTC Advertising Services means making Network Programming Blocks available to advertisers, including for broadcast of sponsor advertising, pursuant to any agreements concluded by the Agency on its own behalf but for CTC account or any agreements concluded by the Agency directly with the advertiser and covering advertising, including sponsor advertising, on the Network Programming Blocks.

Advertising means information disseminated by any means whatsoever, in any form whatsoever and with the help of any tools whatsoever which is addressed to an unidentified group of individuals and is directed at attracting attention to, creating and maintaining interest in and promotion of, the object being so advertised.

Commercial means an audio and visual product having advertising content.

Sponsor Advertising means any advertising which may be disseminated subject to a reference to a certain sponsor being made therein.

Social Advertising means information disseminated by any means whatsoever, in any form whatsoever and with the help of any tools whatsoever which is addressed to an unidentified group of individuals and is directed at fulfilling charitable or publicly significant objectives or promoting state interests.

Social Advertising may not make mention of any particular brands (models, items) of goods,    trademarks, service marks or any other identification tools or of any individuals, legal entities or sponsors other than state authorities or other government bodies or local bodies or those municipal bodies which do not make part of the local authorities.

Client means any advertiser or third party representing an advertiser pursuant to a relevant agreement.

Accounting Period means one calendar month.

CTC Gross Advertising Revenue in the Accounting Period (or CTC Gross Revenue) includes the following:

•	Sales revenue from advertising services provided by the Agency;

•	Sales revenue from advertising services provided to Clients directly by CTC;

•	Penalties, fines, break-up fees and other amounts unrelated to sales and payable to CTC and actually received by the Agency within the framework of transactions concluded by the Agency with the Clients for the purposes of performance of this Agreement.

1.2	Clause 2.4 of the Agreement shall read as follows:

‘‘2.4.	CTC hereby entitles the Agency to make Network Programming Blocks available for Commercials at any time between 7:00 a.m. local time and 1:00 a.m. local time of the following day, excluding Regional Broadcasting Slots having the total duration of two (2) hours on weekdays and one (1) hour on weekends and national holidays, for the following periods of time:

•	In the period between July 1, 2006 and December 31, 2007, for a period of up to eleven point twenty-five percent (11.25%) of the total daily duration of the Network Programming Block, excluding Regional Broadcasting Slots.

In the time period between 7:00 p.m. and 12:00 p.m., CTC provides to the Agent up to fifteen percent (15%) of each astronomical hour of the Network Programming Block to be made available for Commercials.

The Parties agree that in any event the duration of Commercials shall not exceed fifteen percent (15%) of each astronomical hour of the Network Programming Block or eleven point twenty-five percent (11.25%) of the total daily duration of the Network Programming Block.

•	In the period beginning on January 1, 2008, for a period of up to eleven point twenty-five percent (11.25%) of each astronomical hour of the Network Programming Block, excluding Regional Broadcasting Slots.

The Parties agree that, in the time period between 01:00 a.m. and 07:00 a.m., CTC shall at its own discretion provide to the Agency time to be made available for Commercials.’’

1.3	Include in the Agreement Clause 3.1.9, which shall read as follows:

‘‘3.1.9	CTC shall not run any commercials or advertising on days of mourning as may be officially declared in the Russian Federation.

In that case, CTC shall be obliged to run the commercials or advertising so cancelled at a similar time and during similar broadcasts within the next few days and/or as may be otherwise agreed between the Agency and the Clients.’’

1.4	Include in Clause 6.3 of the Agreement the following paragraph:

‘‘CTC may not be held liable under Paragraph 1 of this Clause if the commercials have not been broadcast on days of mourning as may be officially declared in the Russian Federation (pursuant to Clause 3.1.9 hereof).’’

2.	The Parties agree that, starting from July 1, 2006, the Agency shall, wherever entering into any agreements with the Clients, in addition to the provision set out in Clause 3.2.1(f) hereof, include in any such agreement the following provision:

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‘‘The Client shall provide to the Agency duly certified copies of the relevant licenses if the advertised business activities of the Client require to be licensed and relevant certificates of conformity if the advertised goods (services) require certification and relevant certificates of registration if the advertised goods are subject to state registration. The Client shall, if so requested by the Agency, provide within two (2) days documentary proof of the accuracy of the information contained in the commercial.’’

3.	Include in Clause 9.2 of the Agreement the following Clause 9.2.4:

‘‘9.2.4	If either Party displays any symptoms of bankruptcy as the same are defined in Article 3 of the Russian Federal Law ‘‘On Bankruptcy (Insolvency)’’.’’

4.	The Parties agree to be governed by the terms and conditions of the Agreement in any matters not specifically provided for in, and not violating the terms or conditions of, this Supplementary Agreement.

5.	This Supplementary Agreement shall commence as of the date it is executed by duly authorized representatives of both Parties and shall continue in full force and effect until the Parties have discharged in full all of their respective obligations hereunder.

6.	Registered addresses, place of business and bank details of the Parties:

AGENCY: ZAO TSV

Registered and mailing address: 25 Ulitsa Akademika Pavlova, Moscow 121359, Russia
INN 7706145804
KPP 773101001
OGRN 1027739243399
Current account 40702810338190103285
with Sberbank of Russia
(Kiyevskoye OSB No.5278)
Correspondent account 30101810400000000225
BIK 044525225
Tel: 956 1267
Fax: 737 8700	STS: ZAO Set Televizionnykh Stantsiy

Registered and mailing address: 12 Ulitsa 3rd Khoroshevskaya, Moscow 123298, Russia
INN 7707115217
OGRN 1027700151852
Current account 40702810100000006624
with OAO ALFA BANK (Moscow)
Correspondent account 30101810200000000593
BIK 044525593
Tel: 797 4100
Fax: 797 4101
Details for payments in a foreign currency: Beneficiary: ZAO TSV Beneficiary account: 40702840500003006466 Beneficiary bank: ALFA BANK 27 Ulitsa Mashi Poryvayevoy, Moscow 107078, Russia	Details for payments in a foreign currency:
Beneficiary: ZAO Set Televizionnykh Stantsiy
Beneficiary account: 40702840400003003080
Beneficiary bank: ALFA BANK
27 Ulitsa Mashi Poryvayevoy, Moscow 107078, Russia
General Director ZAO TSV [Signature] V.L. Vshivkin [Company seal:] Closed Stock Company ZAO TSV; Moscow	A.E. Rodnyansky /Affix seal here/